Eagle Growth and Income Opportunities Fund Announces Additional Liquidation Details

BOSTON, July 13, 2020 (GLOBE NEWSWIRE) -- Eagle Growth and Income Opportunities Fund (the “Fund”) (NYSE: EGIF) today announced additional details related to the Fund's liquidation.

As previously announced on May 27, 2020, pursuant to a Plan of Liquidation (the “Plan”) adopted by the Fund's Board of Trustees (the “Board”), the Fund has commenced the process of winding up its affairs. The Fund has sold all of its portfolio holdings and the proceeds have been invested in a U.S. Treasury money market fund.

In connection with the Fund's liquidation, the Board is required to discharge or make reasonable provision for the Fund's claims and obligations, including potential claims and obligations. As part of this process, the Board reviewed certain potential claims (the “Contingent Liabilities”) threatened by the Fund's former investment adviser, Four Wood Capital Advisors, LLC (”FWCA”), and its parent, Four Wood Capital Partners, LLC (“FWCP” and, collectively with FWCA, “Four Wood”) arising in connection with a decision by a majority of the Fund's Trustees, after months of review, to pursue a strategic alternative for the Fund other than the one for which FWCA would have received compensation.

Background to Dispute

Over a number of years, the Fund's Independent Trustees took a series of steps to address the Fund's fees and certain performance issues that had arisen under the management of FWCA.1 These issues included performance that lagged the Fund's peers. In 2018, the Independent Trustees negotiated a 20-basis point reduction in the advisory fee charged by FWCA. The Independent Trustees also negotiated a 50% reduction in the investor support services fee FWCP charged the Fund. During this period, the Independent Trustees also noted that several key personnel of Four Wood had departed, impacting, in the view of the Independent Trustees, the quality of services FWCA and FWCP provided to the Fund.

In November 2018, without consulting the Independent Trustees, Four Wood obtained a proposal (the “Merger Proposal”) to merge the Fund with an unaffiliated closed-end registered investment company, which would have resulted in FWCA's receipt of significant compensation if the merger had been consummated. FWCA and its principal advocated that the Board approve the Merger Proposal. The Independent Trustees evaluated the Merger Proposal through the summer of 2019. The Independent Trustees requested, received and reviewed extensive due diligence information from the proposed acquiring fund and its investment adviser. In assessing the Merger Proposal, the Independent Trustees considered the differences between the Fund and the acquiring fund in terms of the investment product that shareholders would receive—in particular, (i) the fact that the acquiring fund does not have a limited term, as does the Fund, and therefore the merger would have deprived shareholders of the right to receive their proportionate share of the Fund's net assets at a specified future date, eliminating any discount to net asset value that may have existed at that time and (ii) the fact that the Fund and the acquiring fund had distinct investment strategies and exposures.

When the Fund's advisory agreement with FWCA was up for renewal in May 2019, the Independent Trustees chose not to extend the agreement for a full year, as permitted by the Investment Company Act of 1940, and instead extended the agreement only for a three-month period, in order to provide time for further consideration of strategic options for the Fund.

1 Steven A. Baffico, the principal of FWCA, was not an Independent Trustee (a person who was not an “interested person,” as that term is defined in Section 2(a)(19) of the Investment Company Act of 1940, of the Fund) at the time these actions were taken.

In July 2019, the Board received a joint proposal (the “Advisory Proposal”) from First Eagle Alternative Credit, LLC (then known as THL Credit Advisors LLC) (“First Eagle” or the “Adviser”) and Eagle Asset Management, Inc. (“Eagle”), the Fund's existing sub-adviser. The Independent Trustees were already knowledgeable about the Adviser from their oversight and service as board members of First Eagle Senior Loan Fund (formerly, THL Credit Senior Loan Fund), for which the Adviser serves as investment adviser. The Independent Trustees noted that the Advisory Proposal maintained the Fund's independent existence and its limited term feature and enhanced the Fund's existing investment strategies. The Independent Trustees also noted that the Advisory Proposal was projected, including as a result of an expense limitation offered by the Adviser and Eagle and as a result of the Adviser's ability to provide services in house without the need for the outsourcing employed by Four Wood, to lower the Fund's total expense ratio by up to 12 basis points. The Independent Trustees negotiated with the Adviser and Eagle a further reduction of five basis points in the expense cap offered by the Adviser and Eagle. Following additional discussions with the Adviser and Eagle and responses to the Independent Trustees' questions and requests for information, the Board appointed the Adviser and Eagle as the Fund's investment adviser and sub-adviser, respectively, effective August 31, 2019. The Fund's advisory agreement with FWCA expired August 30, 2019 pursuant to its terms.

Four Wood has threatened litigation against the Fund, the Independent Trustees and First Eagle. FWCA claims the Fund, the Independent Trustees and First Eagle are liable to FWCA based on a variety of legal theories arising from the claimed failure of the Board, on behalf of the Fund, to approve the Merger Proposal, from the expiration of the Fund's advisory agreement with FWCA and from the selection of First Eagle to replace FWCA. FWCP also has threatened to bring derivative claims on behalf of the Fund against the Independent Trustees and First Eagle on similar legal theories. The parties deny all of the claims threatened against them.

Liquidating Distributions; Reserve

In accordance with the Plan and as required by applicable law, the Board has determined that $29 million of the Fund's net assets should be reserved by the Fund and not immediately distributed to the Fund's shareholders (the “Reserve”) to provide for these Contingent Liabilities, certain estimated but un-invoiced expenses of the Fund and the estimated expenses of operating a liquidating trust to hold the Reserve and the Contingent Liabilities (the “Liquidating Trust”). The amount of the Reserve is based upon the amount of damages that Four Wood has alleged and not the Independent Trustees' view of the merits of the potential claims. Amounts related to the threatened litigation comprise the largest single component of the Reserve.

Upon dissolution of the Fund, Delaware state law focuses on protecting creditors or potential creditors of the Fund. Under certain limited circumstances, in the event that the Reserve is insufficient to cover the Fund's Contingent Liabilities, it is possible that a creditor may seek payment for claims against the Fund by claiming against the beneficiaries of the Liquidating Trust who received Liquidating Trust distributions. Under applicable state law, absent misconduct by a beneficial owner, that beneficial owner's liability for such claims should be limited to the amount of any Liquidating Trust distributions received though there is no definitive guidance on this point.

As previously announced, it is anticipated that the Fund's liquidating distributions will be comprised of one or more cash distributions plus a 1:1 per share interest in the Liquidating Trust. The liquidating distributions together will represent substantially all of the Fund's net assets at the time of liquidation. As part of winding up its affairs, the Fund has undertaken to pay known expenses of the Fund incurred in the ordinary course of its business and in connection with its liquidation. As a result, the value of the Fund's net assets has been, and will continue to be, reduced by an amount equal to those expenses until the date on which the Reserve and the Contingent Liabilities are anticipated to be contributed to the Liquidating Trust (i.e., August 20, 2020).

The Fund has fixed the close of business on July 27, 2020 as the closing of the Fund's transfer books and effective date for determining the shareholders of the Fund entitled to receive liquidating distributions from the Fund. The Fund's shares will continue trading on the New York Stock Exchange through July 27, 2020 and will be suspended from trading before the open of trading on July 28, 2020, after which time there will be no secondary market for the Fund's shares. It is anticipated that the Fund will pay one or more liquidating distributions, collectively representing the Fund's net assets other than the Reserve, beginning on or about August 3, 2020.

The Liquidating Trust will make distributions to beneficiaries of the Liquidating Trust (i.e., those shareholders of the Fund on July 27, 2020 who will receive interests in the Liquidating Trust or their permitted transferees) to the extent consistent with maintaining sufficient assets to pay potential liabilities. The Plan provides that, as soon as reasonably practicable after such time as all Contingent Liabilities are paid or otherwise cease to become liabilities of the Liquidating Trust, any remaining assets of the Liquidating Trust, including any remaining amounts of the Reserve, will be distributed to beneficiaries of the Liquidating Trust. In light of the threatened litigation by Four Wood, it is currently not possible to predict whether or when the Liquidating Trust could distribute any such assets or amounts to its beneficiaries. No lawsuit has been filed, and the Fund has not yet requested that its insurance carriers reimburse it for any specific amounts incurred with respect to the Contingent Liabilities. The Fund's insurance carriers therefore have not confirmed the availability of coverage. In light of requirements under Delaware law and the possibility that beneficial owners of the Liquidating Trust could be liable to the Fund's creditors if a sufficient reserve is not established, the Reserve does not reflect the potential availability of insurance. To the extent insurance coverage is confirmed at a later date, the Liquidating Trust may release a portion of the Reserve and distribute it to its beneficiaries.

Shareholders will not have the right to sell, transfer, or otherwise dispose of or in any way encumber the interests they receive in the Liquidating Trust, except by operation of law or death of the shareholder, or as required by law or order of a court of competent jurisdiction. The interests in the Liquidating Trust will not be offered to the public and will not be traded.

Shareholders may recognize gain or loss for U.S. tax purposes as a result of the liquidation. Gain or loss will generally be measured as the difference between the sum of the cash liquidation distributions and fair value of the equity interest in the Liquidating Trust received, and the shareholder's tax basis in the shares of the Fund. The Fund does not provide tax advice and investors should consult their individual tax adviser regarding the tax treatment applicable to a liquidating distribution and any other payments received in connection with the liquidation.

About Eagle Growth and Income Opportunities Fund

The Fund is a diversified, closed-end management investment company that is advised by First Eagle Alternative Credit, LLC and sub-advised by Eagle Asset Management, Inc.

About First Eagle Alternative Credit, LLC

First Eagle Alternative Credit is an alternative credit investment manager for both direct lending and broadly syndicated investments through public and private vehicles, collateralized loan obligations, separately managed accounts and co-mingled funds. First Eagle Alternative Credit maintains a variety of advisory and sub-advisory relationships across its investment platforms. First Eagle Alternative Credit is a wholly owned subsidiary of First Eagle Investment Management, LLC.

About Eagle Asset Management, Inc.

Founded in 1984, Eagle provides an array of fundamental equity and fixed income strategies designed to meet long-term goals of institutional and wealth clients. Eagle's multiple independent investment teams overseeing separately managed accounts and funds have the autonomy to pursue investment decisions guided by their unique philosophies and strategies.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements”, which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. The Fund undertakes no duty to update any forward-looking statements made herein.

Contact the Fund at 1.833.845.7513 or visit the Fund's website at http://feacegif.com for additional information.

Contact

Andrew Park

First Eagle Alternative Credit, LLC

212.829.3126